Exhibit 99.1

NATIONAL DENTEX CORPORATION 2 Vision Drive Natick, MA 01760 (508) 907 - 7800 Contact: Richard F. Becker, Executive Vice President & Treasurer	FOR IMMEDIATE RELEASE: April 5, 2010
NATIONAL DENTEX ENTERS INTO MERGER AGREEMENT
WITH GEODIGM, A WELSH, CARSON, ANDERSON & STOWE PORTOLIO COMPANY
NATIONAL DENTEX CORPORATION, NATICK, MASSACHUSETTS, April 5, 2010 - National Dentex Corporation (NASDAQ: NADX), one of the largest owner/operators of dental laboratories in North America, today announced that it has entered into a definitive agreement and plan of merger to be acquired by GDC Holdings, Inc. (GDC), which is a holding company of GeoDigm Corporation (GeoDigm), a technology based manufacturing and laboratory company and a portfolio company of Welsh, Carson, Anderson & Stowe XI, L.P. (Welsh Carson).
Under the terms of the merger agreement, National Dentex’s shareholders will receive $17.00 in cash for each share of National Dentex common stock they hold, representing a premium of approximately 70% over National Dentex’s most recent closing share price of $10.02 on April 1, 2010.
The board of directors of National Dentex has unanimously approved and adopted the merger agreement and resolved to recommend that National Dentex’s shareholders approve the merger agreement.
“This agreement provides an attractive all-cash valuation to our shareholders,” said David L. Brown, Chairman and Chief Executive Officer of National Dentex. “We continually monitor emerging dental technologies, and we view GeoDigm’s ICON® platform as having the most transformative effect on lab operations, product quality, and consistency. Additionally we see GeoDigm’s high quality lab network as a natural complement to ours. So in addition to delivering value to National Dentex’s shareholders, the combination of National Dentex and GeoDigm creates clear value for National Dentex’s dental clients,” said Mr. Brown.
“GeoDigm’s technology and lab operations have a proven track record of increasing prosthetic quality and consistency for dentists in the upper Midwest,” added Andrew Hofmeister Chief Executive Officer of GeoDigm. “National Dentex’s strong management team and broad laboratory network are vital to extending ICON® technology’s benefits to dental clients everywhere. Welsh Carson’s financial sponsorship greatly increases the National Dentex - GeoDigm combination’s acquisition capacity. This capacity offers unaffiliated laboratory owners an opportunity to acquire fundamentally transformative technology through joining an industry leader,” said Mr. Hofmeister.
The transaction is subject to customary conditions to closing, including the approval of National Dentex’s shareholders and requisite regulatory approvals. The transaction is not subject to a financing condition. National Dentex expects the transaction to close at the end of the quarter ending June 30, 2010.
Under the terms of the merger agreement, National Dentex may solicit acquisition proposals from third parties until the end of the day on May 12, 2010. There can be no assurance that an alternative transaction proposal will emerge. For further information regarding all items and conditions contained in the definitive merger agreement, please see our Current Report on Form 8-K, which will be filed in connection with this transaction.

BB&T Capital Markets serves as financial advisor to National Dentex and Signal Hill Capital Group LLC provided a fairness opinion to the Company’s Board of Directors. Posternak Blankstein & Lund LLP is serving as legal counsel to National Dentex. GDC and Welsh Carson’s legal counsel is Ropes & Gray LLP.
About National Dentex
National Dentex Corporation serves an active customer base of over 24,000 dentists through 44 dental laboratories located in 30 states and one Canadian province. National Dentex’s dental laboratories provide a full range of custom-made dental prosthetic appliances, including dentures, crowns, and fixed bridges, and other dental specialties.
About GDC Holding Company and GeoDigm
GeoDigm, based in Minneapolis, MN, is a leading innovator in dental and orthodontic imaging and manufacturing technology. The company deploys its proprietary, digitally-enabled production system exclusively through GeoDigm Laboratories, delivering improved products and services to its client base of over five thousand dentists and orthodontists.
About Welsh, Carson, Anderson & Stowe
Welsh, Carson, Anderson & Stowe is one of the largest and most successful private equity firms focused in two industry sectors: information/business services and healthcare. Founded in 1979, Welsh, Carson has organized 15 limited partnerships with total capital of over $20bn. The firm is currently investing an equity fund, Welsh, Carson, Anderson & Stowe XI, L.P. and its current portfolio consists of 31 companies with combined revenues of approximately $27bn and EBITDA of $4bn.
About BBT Capital Markets
BB&T Capital Markets (www.bbtcapitalmarkets.com) offers an integrated platform of M&A advisory, public and private debt and equity services and corporate banking to corporations, governments, and nonprofit organizations. Its industry teams consist of Commercial & Industrial, Consumer, Defense & Government Services, Financial Services, Healthcare, and Logistics & Transportation Services. BB&T Capital Markets is a division of Scott & Stringfellow, LLC, member NYSE/SIPC. Scott & Stringfellow is a separate, non-bank subsidiary of BB&T Corporation (NYSE: BBT), one of the nation’s largest financial holding companies with more than $165 billion in assets.
Additional Information and Where You Can Find It
In connection with the proposed transaction, National Dentex will file a proxy statement and relevant documents concerning the proposed transaction with the SEC. Investors and security holders of National Dentex are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about National Dentex and the proposed transaction. The proxy statement (when it becomes available) and any other documents filed by National Dentex with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by National Dentex by contacting National Dentex Investor Relations at dbecker@nationaldentex.com or via telephone at 508-907-7800. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.
National Dentex and its directors and certain executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from National Dentex’s shareholders in connection with the transaction. Information regarding the directors and executive officers and their respective interests in National Dentex by security holdings or otherwise is included in National Dentex’s proxy statements and

Annual Reports on Form 10-K, previously filed with the SEC, and information concerning all of National Dentex’s participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the SEC’s web site at http://www.sec.gov. In addition, shareholders may obtain free copies of the documents filed or to be filed with the SEC by National Dentex by contacting National Dentex at dbecker@nationaldentex.com or by phone at 508-907-7800.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this document include statements about the proposed transaction, future performance and completion of the transaction. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, conditions to the closing may not be satisfied and the transaction may involve unexpected costs, liabilities or delays, any of which could cause the transaction not to be consummated. Additional factors that may affect the future results of National Dentex are as set forth in its filings with the SEC, which are available at www.sec.gov. All forward-looking statements in this release are qualified by these cautionary statements and are made only as of the date of this release. National Dentex is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.